EXHIBIT 10.2b

Supplemental Agreement

Between

THE UNITED ILLUMINATING COMPANY

And

LOCAL 470-1 OF THE

UTILITY WORKERS UNION OF AMERICA, AFL-CIO

May 16, 2011

TABLE OF CONTENTS

Section or
Exhibit	Description	Page No.

l.	Introduction	1
2.	Rates of Pay	1
3.	Overtime	3
4.	Holidays	6
5.	Vacations	7
6.	Sick Leave, Funeral Leave, and Leave of Absence	8
7.	Health Insurance	9
8.	Pension Plan, KSOP, and Disability Benefits	12
9.	Bidding on Full-Time Occupational Classifications	13
10.	Management	13
11.	Union Dues	14
12.	Grievance Procedure	14
l3.	Duration	14
Exhibit One	Dues Deduction Authorization Form for Part-Time
	Employees	16
Exhibit Two	Occupational Classifications & Hourly Rates of Pay for
	Part-Time Employees	17
Exhibit Three:	Seniority Rules for Part-Time Employees	19

SUPPLEMENTAL AGREEMENT
PART-TIME EMPLOYEES
(As Amended Through May 16, 2017)

The United Illuminating Company, hereinafter referred to as the "Company,” and Local 470-l Utility Workers Union of America, AFL-CIO, hereinafter referred to as the "Union,” agree as follows:

l.	Introduction

(a)           Any employee who regularly works less than forty hours per week is deemed to be a part-time employee.

(b)           The Company will not hire part-time employees with the intention of reducing promotional opportunities of full-time employees.  The Company will not utilize a part-time employee to do work outside of the regularly scheduled workweek of a full-time employee in the same occupational classification, where such full-time employee is available for work.

(c)           Each part-time employee may be promoted once and once only to the next higher labor grade.

(d)           The term “part-time employees” as used in this Supplemental Agreement shall refer only to part-time employees of the Company for whom the Union is the collective bargaining representative.  The use of a masculine pronoun in this Supplemental Agreement shall be deemed to include the masculine and feminine gender.

(e)           Determination of whether part-time employees have met the requirement of the term “worked at least 1,000 hours” or “1,000 hours of service,” as used in various sections of this Supplemental Agreement, will be made by calculating all hours paid, not unpaid time off, during the specified period.

2.	Rates of Pay

(a)           Part-time employees shall be paid an hourly rate no less than the minimum rate for their labor grade, as set forth in the collective bargaining agreement (the “Agreement”) between the parties hereto dated May 16, 2011, and any successive agreements.

(b)           Part-time employees will be entitled to consideration for increases in pay in accordance with the terms of the Agreement between the parties.

(c)           Prior to employment on a regular basis, a new part-time employee will normally be required to serve a probationary period that shall not exceed six months and that ordinarily will not exceed three months.

(d)           When part-time employees are required to work on Sunday, they shall receive an additional $6.05 ($6.20 effective May 16, 2012; $6.35 effective May 16, 2013; $6.50 effective May 16, 2014. $6.65 effective May 16, 2015; and $6.80 effective May 16, 2016) for each hour worked, and such additional amount shall be deemed to be a part of such employees' regular hourly rate for that day.

(e)           The regular hourly rate for all part-time employees in occupational classifications designated as bilingual shall be increased by seventy-five cents (eighty cents effective May 16, 2012; eighty-five cents effective May 16 2013; ninety cents effective May 16, 2014; ninety-five cents effective May 16, 2015; and $1.00 effective May 16, 2016) for each hour paid.

(f)           When a supervisor expressly assigns a part-time employee temporarily, except for training purposes, to work in a higher classification (including overtime hours), the employee shall receive temporary assignment pay equal to the maximum hourly rate of pay in effect for the assigned higher classification (in accordance with Exhibit I, Schedule A of the Agreement) for each hour worked on temporary assignment.  When a supervisor expressly assigns a part-time employee temporarily, except for training purposes, to work in a management position (including overtime hours), the employee’s regular hourly rate shall be increased $3.50 per hour for each hour worked on temporary assignment.

Supervision will assign the qualified and available most senior part-time employee, based on Classification Seniority, to a temporary assignment in a higher classification or supervisory position.

Temporary assignment to a management trainer position will be at the discretion of Management, after consultation with Union leadership, to select the most qualified senior part-time employee to train others.

No temporary assignment of more than thirty-five hours per week shall continue more than six months, except in unusual circumstances, such as an assignment to a project of limited duration or an assignment caused by sickness, injury, or leave of absence.  If temporary assignment exceeds thirty-five hours per week for more than six months for other than unusual circumstances listed above, the Company either shall declare a vacancy in the higher classification or shall cease the use of temporary assignment in excess of twenty-four hours per week for that classification for a six-month period.

As soon as possible after the first of each month, the Company shall furnish the Union with a list of those part-time employees temporarily assigned to a higher occupational classification.

Supplemental Agreement of May 16, 2011

(g)           As shown in attached Exhibit Two, the rates of pay for the listed part-time Occupational Classifications will be increased as follows:

(1)           Effective May 15, 2011:                                           3.0% General Increase
(2)           Effective May 13, 2012:                                           3.0 % General Increase
(3)           Effective May 19, 2013:                                           3.0 % General Increase
(4)           Effective May 18, 2014:                                           3.3 % General Increase
(5)           Effective May 17, 2015:                                           3.3 % General Increase
(6)           Effective May 15, 2016:                                           3.3 % General Increase

3.	Overtime

(a)           For part-time employees whose regular daily schedule is eight hours or less, one and one-half times the regular hourly rate shall be paid for hours worked in excess of eight in any one day or in excess of forty in any one week, but such overtime rates of pay shall not be applied more than once to any particular hour worked.

(b)           For work outside of and not contiguous to the regular schedule of hours, the Company will either provide a meal or pay a meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for the first two consecutive hours of such work assigned with less than twelve hours' notice, and an additional meal or meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for every five consecutive hours of such work thereafter.

(c)           For work outside of and not contiguous to the regular schedule of hours, the Company will either provide a meal or pay a meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for the first ten consecutive hours of work assigned with at least twelve hours' notice, and an additional meal or meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for every five consecutive hours of such work thereafter.

(d)           For work contiguous to the regular daily schedule of hours, the Company will either provide a meal or pay a meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for the first two additional hours of work (provided the employee has worked at least ten consecutive hours) and an additional meal or meal allowance of $12.15 ($12.45 effective May 16, 2012; $12.75 effective May 16, 2013; $13.05 effective May 16, 2014; $13.35 effective May 16, 2015; $13.65 effective May 16, 2016) for every five consecutive hours of work thereafter.

Supplemental Agreement of May 16, 2011

(e)           One-half hour paid meal time will be provided to any part-time employee who is entitled to a meal or a meal allowance under subsections (b) – (d) and who works at least two hours, either outside of and not contiguous to the regular schedule of hours, or outside of and contiguous to the regular daily schedule of hours.

(f)           Part-time employees required to report for work outside of and not contiguous to their regularly scheduled work week shall receive a minimum payment equivalent to two and one-quarter times their regular hourly rate.  Employees called in to work before the beginning of their regular work day and who are required to stop work two hours or less immediately preceding their regular work day or who are called in to work two hours or less immediately following their regular work day shall receive compensation in such cases based upon continuous time from the beginning of the overtime period until their regular starting time and from the end of their regular work day to the time the employee finally stops work, but in no event less than two and one-quarter times their regular hourly rate.  Such paid, not worked continuous time will be included in qualifying employees for being in an "extended work period," as defined in subsection (h).

Employees called in to work outside of and not contiguous to their regularly scheduled work week and who are required to stop work two hours or less immediately preceding their being called in again to work outside of and not contiguous to their regular work day shall receive compensation in such cases at one and one-half times employees’ regular hourly rate based upon continuous time from the end of one overtime period to the beginning of the next overtime period.  Such paid, not worked continuous time will be included in qualifying employees for being in an "extended work period," as defined in subsection (h).

The Company shall continue to assign overtime work as far in advance as is practicable.  If an overtime work assignment, which is outside of and not contiguous to employees' regularly scheduled work week, is canceled by less than twelve hours' notice to the employees prior to the start of the work, they shall receive one hours' pay at their regular hourly rate.

(g)           When part-time employees, not having at least four hours' notice, are required to work within the eight-hour period that immediately precedes their regular daily schedule, they shall be entitled to a rest period at the beginning of their regular daily schedule of hours equal to the number of hours worked within the preceding eight-hour period, up to five hours maximum, with pay at their regular hourly rate.  The Company may permit employees to take their rest period at any time during their regular daily schedule of hours.  If employees are required to work during all or part of such rest period, they shall receive additional pay for those hours worked, at their regular hourly rate.  The provisions of this section shall be in place of and not cumulative with the provisions of subsections (f) and (h), provided, however, the employees may choose to be paid in accordance with subsection (f) instead of in accordance with the provisions of this subsection, but they may not be paid under both subsections, and any hours worked within the preceding

Supplemental Agreement of May 16, 2011

eight-hour period, which are the basis for any claim for compensation under this subsection, shall not be deemed to be hours worked for the purpose of subsection (h).

When part-time employees, having at least four hours notice, are required to work within the four-hour period that is between four and eight hours before the start of their regular daily schedule, they shall be entitled to a rest period during their regular daily schedule equal to the number of hours worked during the specified four-hour period, up to a maximum of two and one-half hours.  If employees continue working up to the start of their regular daily schedule, they shall take their rest period at the end of their regular daily schedule.  In such cases, employees will not be eligible for overtime work until five hours have elapsed from the start of their rest period.  If employees do not work up to the start of their regular daily schedule, they shall take the rest period at the beginning of their regular daily schedule.  The provisions of this section shall be in place of and not cumulative with the provisions of subsections (f) and (h), provided, however, the employees may choose to be paid in accordance with subsection (f) instead of in accordance with the provisions of this subsection, but they may not be paid under both subsections, and any hours worked within the preceding four-hour period, which are the basis for any claim for compensation under this subsection, shall not be deemed to be hours worked for the purpose of subsection (h).

(h)           Part-time employees required to work for an "extended work period,” as hereinafter defined, shall during such period be entitled to additional pay, as hereinafter specified, in addition to being paid at their regular hourly rate for all hours worked during such period.  By definition, employees shall be deemed to be in an "extended work period" as of any moment if, but only if, they worked at least sixteen hours during the twenty hours immediately preceding such moment.  The additional pay for such period shall be determined as follows:

(l)	For such of the first eight hours of such extended work period, they shall be paid additional pay at their regular hourly rate.

(2)
For all hours worked during such extended work period after the first eight hours thereof, they shall be paid additional pay at one and one-half times their regular hourly rate.  For all hours worked during such extended work period after the first eight hours thereof that fall within their regular daily schedule of hours, they shall be paid additional pay at one-half times their regular hourly rate.  Hours qualifying for payment under the provision of this subsection (h) (2) shall not be deemed to be hours worked for the purposes of computing overtime payable under the provisions of section 3 [except that such of those hours as fall within their regularly scheduled work week shall be counted in determining the forty hours referred to in subsection 3 (a)] or for the purpose of determining premium pay for holiday hours worked under the provisions of Section 4.

Supplemental Agreement of May 16, 2011

In addition, upon the completion of any extended work period, part-time employees shall be entitled to a rest period of five hours immediately following such extended work period and shall be paid at their regular hourly rate for such of said five hours as fall within their regular daily schedule of hours.  For the purposes of this paragraph, the regular daily schedule of hours shall be deemed to apply on regular days off, holidays, and vacation days.

Employees who work up to an extended work period by virtue of having worked exactly sixteen hours during the immediately preceding twenty hours shall be entitled to a rest period of five hours beginning at the completion of the sixteenth hour of work.  They shall be paid at their regular hourly rate for such of said five hours as fall within their regular daily schedule of hours.  For the purposes of this paragraph, the regular daily schedule of hours shall be deemed to apply on regular days off, holidays, and vacation days.

4.           Holidays

(a)           The following shall be deemed to be holidays and the word "holiday" as used herein shall refer only to such holidays:

New Year's Day	Labor Day
Martin Luther King's Day	Columbus Day
Washington's Birthday	Veterans Day
Good Friday	Thanksgiving Day
Memorial Day	Friday after Thanksgiving
Independence Day	Christmas Day

When a holiday falls on Sunday, the following Monday shall be deemed to be the holiday in its stead, except that, for those part-time employees whose regularly scheduled work week includes that Sunday, the holiday will be observed on Sunday.  When a holiday falls on Saturday, the preceding Friday shall be deemed to be the holiday in its stead, except that, for those part-time employees whose regularly scheduled workweek includes that Saturday, the holiday will be observed on Saturday.

(b)           Part-time employees shall be provided with two and one-half hours of paid time off on either Christmas Eve or New Year’s Eve, or with the equivalent paid time off at a different time, which will be solely at the discretion of the Company.  However, this provision will not apply if Christmas Eve and New Year’s Eve fall on a Saturday or Sunday.

(c)           Part-time employees who work their regularly scheduled hours on their last scheduled day before or their first scheduled day after a holiday shall be paid five hours’ pay at their regular hourly rate.  In addition, part-time employees who are required to work on a holiday shall be paid at one and one-half times their regular hourly rate for all holiday hours worked.  Part-time employees who are required to work on a holiday and

Supplemental Agreement of May 16, 2011

who are required to work beyond midnight of the holiday will continue to be paid at one and one-half times their regular hourly rate for hours worked beyond midnight of the holiday if such hours are contiguous to hours worked on the holiday.

(d)           Any part-time employees who are required to work on December 25th shall be paid at twice their regular hourly rate for all hours worked.

(e)           The Company will administer disciplinary suspensions as to not include any holidays.

5.	Vacations

(a)
Part-time employees who are on the payroll on or before May lth of the preceding calendar year and continuously thereafter until the end of the preceding calendar year and who work at least l,000 hours during such preceding calendar year shall receive vacation with pay as follows:

(1)
Eighty (80) hours to employees whose years of total service as of the end of the preceding calendar year equaled or exceeded fourteen years, for which vacation the employees will receive the equivalent of eighty (80) times their regular hourly rate.

(2)
Fifty-six (56) hours to employees whose years of total service as of the end of the preceding calendar year equaled or exceeded five years, for which vacation the employees will receive the equivalent of fifty-six (56) times their regular hourly rate.

(3)           Forty (40) hours to employees whose years of total service as of the end of the preceding calendar year was less than five years, for which vacation the employees will receive the equivalent of forty (40) times their regular hourly rate.

(4)
For purposes of determining years of total service as contained in subsections (1), (2) and (3) above, a year shall mean any calendar year following the year of employment in which the employees are credited with no less than 1,000 hours of service.

(b)             In the event part-time employees are called in from vacation for emergency work, they shall be paid, in addition to their vacation pay as set forth in subsection (a), twice their regular hourly rate for all hours worked during their vacation, but in no event shall the employees receive less than the equivalent of five hours' pay at their regular hourly rate for each time they are called in for such emergency work.

(c)           In each calendar year, part-time employees who are on approved sick leave and who have no available paid sick allowance under Section 6(a) may elect to use available paid vacation hours in accordance with above subsection 5(a) during the one-week

Supplemental Agreement of May 16, 2011

waiting period, if applicable, under the Company’s Plan for Employees’ Disability Benefits.  Employees must complete a form through supervision that authorizes Payroll to use some or all of their available paid vacation hours to convert hours of unpaid sick time during the waiting period to paid sick time.

(d)           Part-time employees may purchase up to sixteen hours of additional vacation time annually through payroll deductions under the same program requirements of the Agreement between the parties.

6.	Sick Leave, Funeral Leave, and Leave of Absence

(a)           When any part-time employees have worked at least l,000 hours in the preceding calendar year, and thereafter are absent from work due to sickness and satisfy the Company that such absence from work is warranted, the Company will pay such employees at their regular hourly rate for such hours of absence within their regular scheduled work week, subject to the limitation that hours for which such pay is allowed shall not aggregate more than 24 for any year ending on December 3lst, provided, however, that any portion of the 72 hours sick allowance not used during the immediately preceding three years, will be used before the 24 hours of sick allowance of the current year.

(b)
During each calendar year, with the prior authorization of the supervisor, the Company will grant to part-time employees eight hours of personal paid absence in lieu of eight of the aggregate of 24 hours of absence due to sickness in 6 (a).  The employees must have at least eight hours of unused sick time available to them to take a paid personal day, may not take paid personal time in increments of less than one hour, and may not accumulate unused personal time from year to year.

(c)           Each calendar year, part-time employees who have accumulated more than 40 hours of unused sick allowance may elect to sell back to the Company the unused hours in excess of 40 up to the allowed maximum of 72 hours.  Employees shall be compensated for each hour of exchanged sick allowance in an amount equal to one-half times their regular hourly rate, which would not qualify as pensionable earnings.

(d)           When any part-time employees are absent from work due to the death of their spouse (or domestic partner of record with the Company), child, step-child, foster child, parent (or step-parent or foster parent in lieu of parent), and have worked at least l,000 hours in the preceding calendar year, the Company will pay such employees at their regular hourly rate for such hours of absence within their regular scheduled work week following the death and through the day of the funeral up to a maximum of twenty hours.  When any part-time employees are absent from work due to the death of their brother, half-brother, sister, half-sister, or parent-in-law and have worked at least 1,000 hours in the preceding calendar year, the Company will pay such employees at their regular hourly rate for such hours of absence within their regular scheduled work week following the death and through the day of the funeral up to a maximum of twelve hours.  When any

Supplemental Agreement of May 16, 2011

part-time employees are absent from work due to the death of their grandparent or grandchild and have worked at least 1,000 hours in the preceding calendar year, the Company will pay such employees at their regular hourly rate for such hours of absence within their regular scheduled work week following the death and through the day of the funeral up to a maximum of four hours.

(e)           For the first five days of jury duty service, part-time employees will be paid the difference between their jury duty pay and their regular hourly rate of pay for such hours of absence within their regularly scheduled work hours for those five days.  For each week of jury duty service thereafter, part-time employees with 1,000 hours or more of service within the previous twelve months will be paid the difference between their jury duty pay and their regular hourly rate for such hours of absence within their regularly scheduled workweek but not in excess of 24 hours in any one week.

7.	Health Insurance

(a)           The Company will make available to all part-time employees the ConnectiCare HMO 20/500 Plan.    The Company and part-time employees will share the cost of the premiums for such coverage for all part-time employees and their eligible dependents, if any, as set forth in subsections 7 (a) (1) -- (7) below:

(1)           Effective January 1, 2011, the Company will pay 83.5% of the premium costs for all part-time employees and their eligible dependents, if any,  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(2)           Effective January 1, 2012, the Company will pay 82.5% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(3)           Effective January 1, 2013, the Company will pay 81.5% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(4)           Effective January 1, 2014, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(5)           Effective January 1, 2015, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

Supplemental Agreement of May 16, 2011

(6)           Effective January 1, 2016, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(7)           Effective January 1, 2017, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(b)           The Company will make available a Comprehensive Dental Expense Plan for all part-time employees and their eligible dependents, if any, which plan will provide a calendar year maximum of $2,500 per person (including orthodontic treatment), a lifetime maximum of $5,000 per person (excluding orthodontic treatment), a lifetime maximum of $1,500 per person for orthodontic treatment, and a calendar year deductible of $75 per covered person.  The Company and part-time employees will share the cost of the premiums for such coverage for all part-time employees and their eligible dependents, if any, in accordance with the following schedule:

(1)           From May 16, 2011 to December 31, 2011, the Company will pay 83.5% of the cost of the premiums for part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(2)           Effective January 1, 2012, the Company will pay 82.5% of the premium costs for part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(3)           Effective January 1, 2013, the Company will pay 81.5% of the premium costs for part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(4)           Effective January 1, 2014, the Company will pay 80% of the premium costs for part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(5)           Effective January 1, 2015, the Company will pay 80% of the premium costs for part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

Supplemental Agreement of May 16, 2011

(6)           Effective January 1, 2016, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(7)           Effective January 1, 2017, the Company will pay 80% of the premium costs for all part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

(c)           Part-time employees shall have the option of enrolling in another hospital and medical benefits plan, if available, in lieu of the plan described in 7 (a).  If part-time employees elect such option, and if the cost of the premiums for such optional coverage is less than the cost of the plan described in 7 (a), the Company will pay 83.5% of the premium costs (82.5% effective January 1, 2012; 81.5% effective January 1, 2013; 80% effective January 1, 2014; 80% effective January 1, 2015; 80% effective January 1, 2016; and 80% effective January 1, 2017) for such optional coverage for those part-time employees and their eligible dependents, if any.  Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.  If the cost of the premiums for such optional coverage exceeds the cost of the plan described in 7 (a), the Company will pay an amount equal to the amount it otherwise would have paid under 7 (a) for such part-time employees and their eligible dependents had the part-time employees not elected optional coverage, and the part-time employees shall pay 100% of the remaining premium costs for themselves and their eligible dependents.

(d)           Each new part-time employee shall elect at the time of hiring coverage under either the plan provided in 7 (a) or optional coverage, to be effective, in either event, according to the enrollment provisions of each such coverage.

For other part-time employees, optional coverage shall become effective only on January 1st of each year.  Part-time employees shall notify the Company prior to December 1st of the preceding year of their intention to elect optional coverage.  Such optional coverage shall continue from year to year thereafter unless part-time employees notify the Company prior to December 1st of any year of their intention to return to the plan provided in 7 (a) as of January 1st.

(e)           Part-time employees’ share of the premium costs for the coverage described in 7 (a), or optional coverage, and 7 (b) shall be deducted from their pay on a weekly basis, provided the Company is in receipt of a written authorization for such purpose from the employee.

(f)           The coverages described in 7 (a) and 7 (b) shall be made available to part-time employees in accordance with and subject to the provisions of the Company’s “BENEFLEX Plan,” as it may change from time to time.

Supplemental Agreement of May 16, 2011

(g)           Effective January 1, 2012, the Company shall have the right to replace the health insurance plan described in 7 (a) with a substitute plan that provides comparable, but not identical benefits.  For purposes of 7 (a), overall comparability shall be determined without regard to (1) any changes in the identity of the carrier, (2) any differences in plan provisions concerning the administration of benefits and procedures for obtaining reimbursement for services, and (3) any differences based on a one-for-one comparison of specific benefits in the substitute plan and those in the 7 (a) plan, it being recognized by the parties that differences in benefits offered for specific services do not necessarily render plans materially dissimilar on a comprehensive basis and that the intent of this section is to ensure only that any substitute plans adopted by the Company approximate prior plans without a material change in the overall level of benefits provided to part-time employees and their eligible dependents.  The Company will solicit the input of the Union prior to adopting a substitute plan under this section, and will allow for Union representation on any committee formed for the purpose of reviewing the provisions of any substitute plans considered by the Company.

(h)           If an Alternative Plan is implemented in accordance with Article VII, Section 7 of the Agreement, it shall be made available to all part-time employees and their eligible dependents.

8.	Pension Plan, KSOP, and Disability Benefits

(a)
Part-time employees are eligible for participation in The United Illuminating Company Pension Plan and The United Illuminating Company 401(k)/ Employee Stock Ownership Plan (KSOP) under the same terms and conditions as are regular full-time employees.

(b)	The Company will take such action as is appropriate to amend The United Illuminating Company Plan for Employees' Disability Benefits to provide the following:

When any part-time employees have worked at least 1,000 hours in the preceding calendar year, and thereafter are absent from work due to a non-occupational illness or injury and satisfies the Company that such absence is warranted, the Company will pay such employees at their regular hourly base rate at the time the disability began based on the following schedule:

Length of Continuous Employment	Benefits

1 year but less than 2 years	20 hours for 2 weeks
10 hours for 4 weeks

2 years but less than 5 years	20 hours for 4 weeks
10 hours for 9 weeks

Supplemental Agreement of May 16, 2011

5 years but less than 10 years	20 hours for 13 weeks
10 hours for 13 weeks

10 years but less than 25 years	20 hours for 13 weeks
10 hours for 39 weeks

25 years or more	20 hours for 26 weeks
10 hours for 26 weeks

Benefits will be paid beginning with the eighth calendar day of absence.  If employees who have received sickness benefits returns to work and are again absent within two weeks of returning to work, benefits will begin again without a waiting period.

Any sickness occurring after employees have been continuously engaged in the performance of their duties for 13 weeks will be considered a new absence.

9.	Bidding on Full-Time Occupational Classifications

(a)
Vacancies in full-time occupational classifications will be posted on the Company’s electronic bulletin board system and on regular bulletin boards at designated Company locations for a period of ten working days.  Part-time employees desiring to bid for such an occupational classification may submit a written bid for that classification, on a form provided by the Company for such purpose, within the posting period.  However, part-time employees’ bids will be considered on the basis of their respective Company Service only after all eligible full-time candidates have been considered.

(b)
When considering part-time employees to fill a vacancy in any full-time occupational classification, item 6 (e) of Exhibit II for Article X of the Agreement would apply to break a tie in seniority between two or more part-time employees.

10.	Management

Except as otherwise provided expressly herein, nothing in this Supplemental Agreement shall be deemed to give part-time employees any rights or benefits under the Agreement between the parties hereto dated May 16, 2011, and any successive agreements, or to limit the Company in any way in the exercise of the regular and customary functions of management, including, among other things, the direction of the working forces; the establishment of methods of operation; the promotion and demotion of employees; the establishment of plans for increased efficiency; the adoption and maintenance of engineering standards and standards of performance and quality; the right to hire, suspend or discharge for proper cause; the right to select or employ supervisory employees, including foremen and their assistants; the right to transfer or relieve from duty because of lack of work; the right to determine from time to time the number of hours worked per day and per week; and the right to establish and enforce rules and regulations pertaining to personal conduct and deportment of employees.  The provisions of this section shall

Supplemental Agreement of May 16, 2011

not be used arbitrarily or capriciously as to any employee or for the purpose of discriminating in any manner against the Union or its members.

11.	Union Dues

     (a)       After the third calendar month of employment, regardless of hours worked, each part-time employee shall, as a condition of employment, pay to the Union the amount of dues payable by Union members.

     (b)      Any part-time employee who previously had paid dues to the Union shall, as a condition of employment, from the resumption of employment, pay to the Union the amount of dues payable by Union members.

 (c)      Upon the individual written request of any part-time employee in the form attached hereto and marked Exhibit One, the Company shall, on the first regular payday following receipt of such written request and on every regular payday thereafter, deduct such amount as the President of the Union shall from time to time certify to the Company as being the weekly dues that have been established as payable in accordance with the Constitution and By-Laws of the Union, provided such an amount is owing to said employee on said payday.  All such written requests shall terminate automatically upon the termination of this Supplemental Agreement, and any such written request shall be revocable at any time as to future deductions by written notice by the employee to the Company.  The Union agrees to indemnify and save harmless the Company for any sums which the Company is required to pay as the result of a claim that the sums of money herein referred to have been illegally deducted..

12.	Grievance Procedure

If any grievance arises involving an interpretation of the meaning of the provisions of this Supplemental Agreement, each part-time employee shall have recourse to the grievance procedure set forth in Article XVI of said Agreement dated May 16, 2011, and any successive agreements.

l3.	Duration

This Supplemental Agreement shall become effective upon execution by both parties and shall thereafter be effective only while there is in effect between the parties hereto a valid Agreement covering the regular full-time employees of the Company.

Supplemental Agreement of May 16, 2011

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement, at New Haven, Connecticut, this 26th day of May, 2011.

LOCAL 470-l OF THE UTILITY WORKERS UNION OF AMERICA, AFL-CIO

By:	/s/ Moses A. Rams
Moses A. Rams, President

/s/ Beverly E. Gibson
Beverly E. Gibson, Executive Vice President

Attest:	/s/ Tracey J. Brown
Tracey Brown, Vice President Client Fulfillment

/s/ Joseph Rydzy
Joseph Rydzy, Vice President Transmission & Distribution

/s/ Will J. Coleman
Will Coleman, Chief Steward

/s/ Vivian Valentin
Vivian Valentin, Recording Secretary

Approved:
John F. Holland, National Representative, UWUA, AFL-CIO

THE UNITED ILLUMINATING COMPANY

By:	/s/ Richard Cutuli
Richard Cutuli, General Manager Client Fulfillment

/s/ William J. Manniel
William J. Manniel, Director Labor & Employee Relations

/s/ William Ostrum
William Ostrum, General Manager Construction Operations

/s/ Tracey A. Pelella
Tracey Pelella, Director Customer Care

/s/ Diane Pivirotto
Diane Pivirotto, Vice President Human Resources

Supplemental Agreement of May 16, 2011

EXHIBIT ONE

Dues Deduction Authorization Form
for Part-Time Employees

Date: ___________

The United Illuminating Company
157 Church Street
New Haven, Connecticut  06510-2103

I hereby request and direct The United Illuminating Company to deduct each week from payments for my services such amount as the President of Local 470-l of the Utility Workers Union of America, AFL-CIO shall from time to time certify to the Company as being the weekly dues which have been established as payable in accordance with the Constitution and By-Laws of the Union.  I request that such amount be deducted on the first regular payday after the delivery of this request to the Company, provided such an amount is owing to me on said payday.

I direct that said sum be paid to the Treasurer of the Union who is certified by the Union to the Company from time to time.

I agree to indemnify and save harmless the Company for any sums that the Company may be required to pay as the result of a claim that money deducted from my pay and paid to the Treasurer of the Union in accordance with this request has been illegally deducted

This authorization may be revoked by me at any time as to any future deductions by giving written notice to the Company and shall not be effective during any period when there is no agreement between the Company and the Union.

Supplemental Agreement of May 16, 2011

EXHIBIT TWO

Occupational Classifications & Hourly Rates of Pay for Part-Time Employees

Part-Time Occupational Classifications

Occupational Title	Code No.
Customer Care Rep “A”	0475 - J
Customer Care Rep “A” (Bilingual)	0476 - J
Customer Care Rep “B”	0477 - H
Customer Care Rep “B” (Bilingual)	0478 - H

Supplemental Agreement of May 16, 2011

Hourly Rates of Pay for Part-Time Occupational Classifications

Effective May 15, 2011

Grade	Minimum	Maximum

H	$24.02	$27.36
J	$27.53	$31.13

Effective May 13, 2012

Grade	Minimum	Maximum

H	$24.74	$28.18
J	$28.36	$32.06

Effective May 19, 2013

Grade	Minimum	Maximum

H	$25.48	$29.03
J	$29.21	$33.02

Effective May 18, 2014

Grade	Minimum	Maximum

H	$26.32	$29.99
J	$30.17	$34.11

Effective May 17, 2015

Grade	Minimum	Maximum

H	$27.19	$30.98
J	$31.17	$35.24

Effective May 15, 2016

Grade	Minimum	Maximum

H	$28.09	$32.00
J	$32.20	$36.40

Supplemental Agreement of May 16, 2011

EXHIBIT THREE

Seniority Rules for Part-Time Employees

A.           Part-time regular employees, upon completion of their probationary period, shall accumulate seniority of the following types:

(1)           Classification Seniority based on employees' service in their current occupational classification.

(2)           Company Service based on employees' service with the Company.

B.           In measuring a part-time employee's Classification Seniority and Company Service, the following rules shall apply:

(1)           No period in excess of three months during which a part-time employee was absent from work because of suspension or leave of absence without pay (other than for sickness or injury) and no period in excess of one year during which a part-time employee was absent from work because of leave of absence without pay for sickness or injury shall be included; provided, however, this exclusion shall not apply in the case of military leaves of absence if such employee applies for reinstatement within the time limits specified under applicable provisions of Federal or State law.

(2)           Part-time employees shall lose all Classification Seniority and Company Service theretofore accumulated if they:

(a)           Resign or quit;
(b)          Are discharged for cause;
(c)          Are laid off;
(d)          Or are absent from work for seven consecutive days without proper notice, unless their failure to give notice is excused by the Company.

Supplemental Agreement of May 16, 2011